Exhibit 99.1
Myriad Genetics Reports Third Quarter 2025 Financial Results;
Reiterates 2025 Financial Guidance Following Continued Solid Execution

Highlights
•Third quarter 2025 revenue of $205.7 million decreased by 4% year-over-year but was flat when excluding previously discussed headwinds1 of $8.1 million, consistent with management expectations.
•Third quarter 2025 hereditary cancer testing revenue and volume grew 3% and 11% year-over-year, respectively.
•Third quarter 2025 gross margin was 69.9%.
•Third quarter 2025 GAAP net loss of $27.4 million, or $0.29 per share, while adjusted EPS was $0.00. Third quarter 2025 adjusted EBITDA was $10.3 million.
•Entered a strategic collaboration with SOPHiA GENETICS (Nasdaq: SOPH) to develop and provide pharmaceutical companies with an innovative global liquid biopsy companion diagnostic (CDx) testing solution.

SALT LAKE CITY, November 3, 2025 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its third quarter ended September 30, 2025 and reaffirmed its financial guidance on business performance for the full-year 2025.

"I am pleased with our solid results for the quarter, including stable year-over-year revenue performance excluding previously noted headwinds, and 13% year-over-year volume growth for our MyRisk hereditary cancer test. Our disciplined execution also enabled our gross margin to be among the best in the industry and again yielded positive adjusted EBITDA,” said Sam Raha, President and CEO, of Myriad Genetics. “We are executing on our updated strategy to accelerate profitable growth by focusing on the Cancer Care Continuum, including recently entering into a collaboration with SOPHiA GENETICS to provide Pharma customers with CDx development services using a leading liquid biopsy therapy selection assay. We also made changes to our organizational structure and capital deployment, and expect these actions to support us in improving customer experience, gaining market share, and reducing operating expenses as a percentage of revenue going forward."
1 Attributable to UNH discontinuation of coverage (commercial and managed Medicaid) of GeneSight and the divestiture of the European EndoPredict business.

Financial and Operational Highlights
•Test volumes of 386,000 in the third quarter of 2025 increased 3% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Product volumes:
Hereditary cancer	82	74	11%	233	219	6%
Tumor profiling(1)	12	13	(8)%	36	41	(12)%
Prenatal	155	162	(4)%	487	506	(4)%
Pharmacogenomics	137	127	8%	399	380	5%
Total	386	376	3%	1,155	1,146	1%

(1) Tumor Profiling decreased for the three and nine months ended September 30, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Product revenues:
Hereditary cancer	$93.0	$90.5	3%	$275.6	$270.1	2%
Tumor profiling(1)	29.5	31.6	(7)%	90.2	95.1	(5)%
Prenatal	44.5	43.5	2%	141.4	132.2	7%
Pharmacogenomics	38.7	47.7	(19)%	107.5	129.6	(17)%
Total	$205.7	$213.3	(4)%	$614.7	$627.0	(2)%

(1) Tumor Profiling decreased for the three and nine months ended September 30, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•Operating expenses in the third quarter of 2025 were $167.1 million, decreasing $2.7 million year-over-year. Adjusted operating expenses in the third quarter of 2025 decreased $1.0 million year-over-year to $140.0 million, reflecting the company's commitment to disciplined cost management while maintaining investments in key strategic areas.
•Operating loss in the third quarter of 2025 was $23.3 million; adjusted operating income in the third quarter of 2025 was $4.1 million.

Cash Flow and Liquidity
Third quarter 2025 cash flow provided by operations was $21.1 million; adjusted operating cash flow in the third quarter of 2025 was $24.8 million. Capital expenditures and capitalization of internal use software costs were $6.2 million in the third quarter 2025. As previously announced, in July 2025, the company entered into a new $200 million term loan facility that replaced its previous asset-based credit facility.

As of the end of the third quarter of 2025, the company had cash and cash equivalents of $145.4 million.

Business Performance and Highlights
Oncology
The Oncology business delivered revenue of $81.8 million in the third quarter of 2025.
•Third quarter 2025 hereditary cancer testing revenue in Oncology increased 2% year-over-year while volume increased 9% year-over-year.
•Third quarter 2025 Prolaris testing revenue grew 3% year-over-year. The company continues to make progress and intends to commercially launch its first AI-enabled prostate cancer test, in partnership with PATHOMIQ, in the first half of 2026.
•In September 2025, Myriad Genetics entered a strategic collaboration with SOPHiA GENETICS (Nasdaq: SOPH) to develop and provide pharmaceutical companies with an innovative global liquid biopsy companion diagnostic (CDx) test. This partnership will leverage Myriad’s advanced laboratory and regulatory affairs capabilities in the United States to support clinical trials, companion diagnostic test development, and FDA registration, and will initially focus on the liquid biopsy application.
•In October 2025, The Lancet Oncology published the results of a study highlighting the performance of Myriad’s molecular residual disease (MRD) test, Precise MRD, in patients with oligometastatic clear-cell renal cell carcinoma (ccRCC). In the study Precise MRD was able to detect ctDNA levels in patients with very low tumor burden. In fact, 94% of patients tested at baseline had ctDNA levels below 100 ppm, which falls in the ultrasensitive testing range.

Women’s Health
The Women’s Health business delivered revenue of $85.2 million in the third quarter of 2025.
•Third quarter 2025 hereditary cancer testing revenue and volume for the unaffected population increased 4% and 11% year-over-year, respectively, demonstrating progress with implementing the company's electronic medical records (EMR) solutions and breast cancer risk assessment programs.
•Prenatal testing revenue in the third quarter of 2025 grew 2% year-over-year, reflecting ongoing expansion of payer coverage, particularly for Foresight Expanded Carrier Screen. Prenatal volume over that same period decreased 3% year-over-year largely driven by lower demand for SneakPeek.
•In October 2025, Myriad Genetics added F8 and FXN genes to its Foresight Universal Plus Panel, which now includes all conditions recommended by the American College of Medical Genetics and Genomics for prenatal screening.

Pharmacogenomics
GeneSight test revenue was $38.7 million in the third quarter of 2025.
•Third quarter revenue continues to reflect the impact of UnitedHealthcare's discontinuation of coverage of multi-gene panel pharmacogenetic testing, including GeneSight, effective in the first quarter of 2025.
•GeneSight test volume in the third quarter of 2025 grew 8% year-over-year, reflecting ongoing improvement in the year-over-year volume growth reported in the previous quarters of 2025.

•In September 2025, the Journal of Clinical Psychopharmacology published a new meta-analysis of six prospective controlled studies2 that included 3,532 adults with major depressive disorder (MDD). The meta-analysis showed that when GeneSight Psychotropic test results were available to treating clinicians, there were significant improvements in response and remission rates for patients with MDD, compared to treatment as usual.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' full-year 2025 financial guidance*:

(in millions, except per share amounts)	CURRENT 2025 Guidance	FY 2025 Comments

Revenue	$818 - $828	Reiterate the full year 2025 revenue range, reflecting year-to-date performance and expected business trends for the remainder of 2025.
Gross Margin %	69.5% - 70.0%	Gross margins expected to fluctuate in any quarter given product mix and pricing trends.
Adjusted Operating Expenses	$562 - $568
Adjusted EBITDA**	$27 - $33	Adjusted EBITDA range remains unchanged.
Adjusted EPS***	$(0.02) - $0.02	Adjusted EPS range remains unchanged.

*	Assumes currency rates as of November 3, 2025.
**	Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
***	Full-year 2025 adjusted EPS is based on a 94 million share count.
These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

2 Journal of Clinical Psychopharmacology ():10.1097/JCP.0000000000002061, September 3, 2025. | DOI: 10.1097/JCP.0000000000002061 and 1 Pine Rest (Winner et al., 2013), Hamm (Hall-Flavin et al., 2012), La Crosse (Hall-Flavin et al., 2013), GUIDED (Greden et al., 2019), PRIME Care (Oslin et al., 2022), GAPP-MDD (Tiwari et al., 2022)

Conference Call and Webcast
A conference call will be held today, Monday, November 3, 2025, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the third quarter 2025. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI0b8f183f8c424418a8f2161c86345c34. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers molecular tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2025 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited)

	Three months ended September 30,
(in millions)	2025				2024
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$40.7	$52.3	$—	$93.0	$39.2	$51.3	$—	$90.5	3%
Tumor Profiling	—	29.5	—	29.5	—	31.6	—	31.6	(7)%
Prenatal	44.5	—	—	44.5	43.5	—	—	43.5	2%
Pharmacogenomics	—	—	38.7	38.7	—	—	47.7	47.7	(19)%
Total Revenue	$85.2	$81.8	$38.7	$205.7	$82.7	$82.9	$47.7	$213.3	(4)%

	Nine months ended September 30,
(in millions)	2025				2024
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$120.8	$154.8	$—	$275.6	$120.7	$149.4	$—	$270.1	2%
Tumor Profiling	—	90.2	—	90.2	—	95.1	—	95.1	(5)%
Prenatal	141.4	—	—	141.4	132.2	—	—	132.2	7%
Pharmacogenomics	—	—	107.5	107.5	—	—	129.6	129.6	(17)%
Total Revenue	$262.2	$245.0	$107.5	$614.7	$252.9	$244.5	$129.6	$627.0	(2)%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$205.7	$213.3	$614.7	$627.0
Cost of revenue	61.9	63.5	184.9	192.5
Gross profit	143.8	149.8	429.8	434.5

Operating expenses:
Research and development expense	28.2	28.5	81.3	81.2
Sales and marketing expense	71.0	69.9	212.1	212.1
General and administrative expense	67.9	69.2	201.2	211.9
Goodwill and long-lived asset impairment charges	—	2.2	316.7	13.8
Total operating expenses	167.1	169.8	811.3	519.0
Operating loss	(23.3)	(20.0)	(381.5)	(84.5)
Other income (expense):
Interest income	0.5	0.4	1.0	1.4
Interest expense	(3.8)	(0.8)	(6.1)	(2.1)
Other	0.4	(0.8)	0.4	0.8
Total other income (expense)	(2.9)	(1.2)	(4.7)	0.1
Loss before income tax	(26.2)	(21.2)	(386.2)	(84.4)
Income tax expense (benefit)	1.2	0.9	(28.2)	0.4
Net loss	$(27.4)	$(22.1)	$(358.0)	$(84.8)
Net loss per share:
Basic and Diluted	$(0.29)	$(0.24)	$(3.88)	$(0.94)
Weighted average shares outstanding:
Basic and Diluted	93.1	$90.9	92.3	90.5

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$145.4	$102.4
Trade accounts receivable	118.0	121.2
Inventory	31.6	27.5
Prepaid taxes	13.8	16.4
Prepaid expenses and other current assets	36.0	30.5
Total current assets	344.8	298.0
Operating lease right-of-use assets	50.6	55.0
Property, plant and equipment, net	111.4	117.4
Intangibles, net	163.1	262.4
Goodwill	51.6	286.3
Other assets	6.6	8.5
Total assets	$728.1	$1,027.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31.8	$32.3
Accrued liabilities	108.3	119.0
Current maturities of operating lease liabilities	7.9	12.8
Total current liabilities	148.0	164.1
Unrecognized tax benefits	1.2	32.7
Long-term debt	119.5	39.6
Noncurrent operating lease liabilities	84.9	87.9
Other long-term liabilities	1.7	2.2
Total liabilities	355.3	326.5
Commitments and contingencies
Stockholders’ equity:
Common stock, 93.1 and 91.3 shares outstanding at September 30, 2025 and December 31, 2024, respectively	0.9	0.9
Additional paid-in capital	1,486.8	1,457.8
Accumulated other comprehensive loss	(0.1)	(0.8)
Accumulated deficit	(1,114.8)	(756.8)
Total stockholders' equity	372.8	701.1
Total liabilities and stockholders’ equity	$728.1	$1,027.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$21.1	$0.7	$(8.8)	$(15.3)
Net cash used in investing activities	(6.2)	7.5	(21.4)	(6.0)
Net cash provided by (used in) financing activities	56.2	(3.1)	72.4	(9.5)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	—	1.2	0.7	(0.3)
Change in cash and cash equivalents classified as held for sale	—	(2.3)	—	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	71.1	8.6	42.9	(31.1)
Cash, cash equivalents, and restricted cash at beginning of the period	83.7	101.2	111.9	140.9
Cash, cash equivalents, and restricted cash at end of the period	$154.8	$109.8	$154.8	$109.8

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including (i) the company's full-year 2025 financial guidance, (ii) the company's execution of its updated strategy to accelerate profitable growth by focusing on the Cancer Care Continuum, including its collaboration with SOPHiA GENETICS to provide Pharma customers with CDx development services using a leading liquid biopsy therapy selection assay, (iii) the view that recent changes to the company's organizational structure and capital deployment will support the company in improving customer experience, gaining market share, and reducing operating expenses as a percentage of revenue going forward, (iv) the company's intention to commercially launch its first AI-driven prostate cancer test, in partnership with PATHOMIQ, in the first half 2026, and (v) that the company's partnership with SOPHiA GENETICS will leverage its advanced laboratory and regulatory affairs capabilities in the United States to support clinical trials, companion diagnostic test development, and FDA registration. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implantation of the company's strategic plan; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests, including with respect to UNH's coverage decisions not to provide coverage for certain multi-gene panel pharmacogenetic tests, including the company's GeneSight test; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2025, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of each schedule.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited data in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted Gross Margin
Gross Profit	$143.8	$149.8	$429.8	$434.5
Acquisition - amortization of intangible assets(1)	—	0.3	0.6	1.2
Equity compensation(2)	0.3	0.3	0.9	0.9
Other adjustments(3)	—	0.1	0.3	0.5
Adjusted Gross Profit	$144.1	$150.5	$431.6	$437.1
Adjusted Gross Margin	70.1%	70.6%	70.2%	69.7%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Other one-time non-recurring expenses for the three and nine months ended September 30, 2025 and September 30, 2024.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted Operating Expenses
Operating Expenses	$167.1	$169.8	$811.3	$519.0
Acquisition - amortization of intangible assets(1)	(6.5)	(10.0)	(23.4)	(30.6)
Goodwill and long-lived asset impairment(2)	—	(2.2)	(316.7)	(13.8)
Equity compensation(3)	(11.9)	(12.0)	(31.5)	(37.6)
Real estate optimization(4)	—	(2.0)	(5.2)	(5.5)
Transformation initiatives(5)	—	(2.6)	—	(6.6)
Strategic realignment(6)	(8.3)	—	(10.1)	—
Legal settlements(7)	—	—	—	(0.5)
Other adjustments(8)	(0.4)	—	—	(3.5)
Adjusted Operating Expenses	$140.0	$141.0	$424.4	$420.9

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and nine months ended September 30, 2024, consists of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three and nine months ended September 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the three and nine months ended September 30, 2024.
(6)
Costs related to strategic realignment of the company including severance and consulting fees for the three and nine months ended September 30, 2025. Prior-period amounts ($1.8 million for the six months ended June 30, 2025) have been reclassified from “Other one-time expenses” to conform to the current presentation in this reconciliation.

(7)	Costs related to one-time legal expenses, net of reimbursement for the nine months ended September 30, 2024.
(8)	Other one-time non-recurring expenses. For the three and nine months ended September 30, 2025, consists of other adjustments. As noted above, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation. For the three and nine months ended September 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted Operating Income
Operating Loss	$(23.3)	$(20.0)	$(381.5)	$(84.5)
Acquisition - amortization of intangible assets(1)	6.5	10.3	24.0	31.5
Goodwill and long-lived asset impairment(2)	—	2.2	316.7	13.8
Equity compensation(3)	12.2	12.3	32.4	38.9
Real estate optimization(4)	—	2.0	5.2	5.5
Transformation initiatives(5)	—	2.6	—	6.6
Strategic realignment(6)	8.3	—	10.1	—
Legal settlements(7)	—	—	—	0.5
Other adjustments(8)	0.4	0.1	0.3	3.9
Adjusted Operating Income	$4.1	$9.5	$7.2	$16.2

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and nine months ended September 30, 2024, consists of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three and nine months ended September 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the three and nine months ended September 30, 2024.
(6)
Costs related to strategic realignment of the company including severance and consulting fees for the three and nine months ended September 30, 2025. Prior-period amounts ($1.8 million for the six months ended June 30, 2025) have been reclassified from “Other one-time expenses” to conform to the current presentation in this reconciliation.

(7)	Costs related to one-time legal expenses, net of reimbursement for the nine months ended September 30, 2024.
(8)	Other one-time non-recurring expenses. For the three and nine months ended September 30, 2025, consists of other adjustments. As noted above, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation. For the three and nine months ended September 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted Net Income(1)
Net Loss	$(27.4)	$(22.1)	$(358.0)	$(84.8)
Acquisition - amortization of intangible assets(2)	6.5	10.3	24.0	31.5
Goodwill and long-lived asset impairment(3)	—	2.2	316.7	13.8
Equity compensation(4)	12.2	12.3	32.4	38.9
Real estate optimization(5)	—	2.0	5.2	5.5
Transformation initiatives(6)	—	2.6	—	6.6
Strategic realignment(7)	8.3	—	10.1	—
Legal settlements(8)	—	—	—	0.5
Other adjustments(9)	0.4	0.1	0.4	2.5
Uncertain tax benefit(10)	—	—	(29.0)	—
Tax adjustments(11)	0.2	(2.1)	0.1	(5.2)
Adjusted Net Income	$0.2	$5.3	$1.9	$9.3

Weighted average shares outstanding:
Diluted	93.8	92.6	93.2	91.9
Adjusted Earnings Per Share
Diluted	$—	$0.06	$0.02	$0.10

(1)	To determine Adjusted Earnings Per Share, or adjusted EPS.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and nine months ended September 30, 2024, consists of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the three and nine months ended September 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.

(6)	Costs related to transformation initiatives including consulting and professional fees for the three and nine months ended September 30, 2024.
(7)
Costs related to strategic realignment of the company including severance and consulting fees for the three and nine months ended September 30, 2025. Prior-period amounts ($1.8 million for the six months ended June 30, 2025) have been reclassified from “Other one-time expenses” to conform to the current presentation in this reconciliation.

(8)	Costs related to one-time legal expenses, net of reimbursement for the nine months ended September 30, 2024.
(9)
Other one-time non-recurring expenses. For the three and nine months ended September 30, 2025, consists of other adjustments. As noted above, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation. For the three and nine months ended September 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

(10)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the nine months ended September 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(11)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of September 30, 2025, a valuation allowance of $104.8 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of September 30, 2024, a valuation allowance of $63.1 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA
Net Loss	$(27.4)	$(22.1)	$(358.0)	$(84.8)
Acquisition - amortization of intangible assets(1)	6.5	10.3	24.0	31.5
Depreciation expense(2)	4.8	4.4	14.8	13.2
Goodwill and long-lived asset impairment(3)	—	2.2	316.7	13.8
Equity compensation(4)	12.2	12.3	32.4	38.9
Real estate optimization(5)	—	2.0	5.2	5.5
Transformation initiatives(6)	—	2.6	—	6.6
Strategic realignment(7)	8.3	—	10.1	—
Legal settlements(8)	—	—	—	0.5
Interest expense, net of interest income(9)	3.3	0.4	5.1	0.7
Other adjustments(10)	1.4	1.1	2.5	3.6
Uncertain tax benefits(11)	—	—	(29.0)	—
Income tax expense(12)	1.2	0.9	0.8	0.4
Adjusted EBITDA	$10.3	$14.1	$24.6	$29.9

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Depreciation expense excludes depreciation included in real estate optimization of $0.4 million and $1.3 million for the three and nine months ended September 30, 2024, respectively.
(3)	Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Pharmacogenomics and Women's Health reporting units and asset groups. For the three and nine months ended September 30, 2024, consists of impairment expense primarily related to the sale of the EndoPredict business to Eurobio Scientific.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the three and nine months ended September 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our previous facilities in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(6)	Costs related to transformation initiatives including consulting and professional fees for the three and nine months ended September 30, 2024.
(7)
Costs related to strategic realignment of the company including severance and consulting fees for the three and nine months ended September 30, 2025. Prior-period amounts ($1.8 million for the six months ended June 30, 2025) have been reclassified from “Other one-time expenses” to conform to the current presentation in this reconciliation.

(8)	Costs related to one-time legal expenses, net of reimbursement for the nine months ended September 30, 2024.
(9)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(10)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in Adjusted Net Loss above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations. See also Note 7 above regarding the reclassification of other adjustments to transformation initiatives.

(11)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the nine months ended September 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(12)	Derived from income tax expense (benefit) from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described above in Note 10.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted operating and free cash flow
Net cash provided by (used in) operating activities	$21.1	$0.7	$(8.8)	$(15.3)
Real estate optimization(1)	1.2	2.5	8.7	11.7
Transformation initiatives(2)	—	2.6	—	6.6
Strategic realignment(3)	2.3	—	4.1	—
Legal settlements(4)	—	—	—	0.6
Contingent consideration payment(5)	—	—	—	5.8
Other adjustments(6)	0.2	—	0.2	3.5
Adjusted operating cash flow	$24.8	$5.8	$4.2	$12.9
Capital expenditures(7)	(2.8)	(3.5)	(10.9)	(15.4)
Capitalization of internal-use software costs (7)	(3.4)	(2.8)	(10.5)	(8.4)
Adjusted free cash flow	$18.6	$(0.5)	$(17.2)	$(10.9)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)	Transformation initiatives includes the cash paid for those costs in the related periods.
(3)
Strategic realignment includes the cash paid for those costs in the related periods. During the three months ended September 30, 2025, management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to transformation initiatives in this reconciliation.

(4)	The cash flow effect of legal expense in the related period.
(5)	The payment of contingent consideration related to the previous acquisition of Sividon Diagnostics GmbH.
(6)	The cash flow effect of executive personnel changes and severance in the related periods. See also Note 3 above regarding the reclassification of other adjustments to transformation initiatives.
(7)	Derived from the Condensed Consolidated Statements of Cash Flows.